BRF S.A.
Publicly Held Company
CNPJ 01.838.723/0001-27
NIRE 42.300.034.240

MINUTES OF THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING
HELD ON DECEMBER 12, 2018

(Drafted in summary form, as permitted by Article 130, paragraph 1, of Law No. 6.404, dated December 15, 1976)

1.            Date, Time and Place: The Meeting was held on December 12, 2018, at 11:00 a.m., at the headquarters of BRF S.A. (“BRF” or “Company”), located at Rua Jorge Tzachel, 475, Bairro Fazenda, in the city of Itajaí, state of Santa Catarina.

2.            Summons and Publications: The Meeting was called in accordance with the call notice published in the following newspapers: Valor Econômico (on November 12, 13 and 14, 2018 on pages A12, B7 and B9, respectively) and Diário Oficial do Estado de Santa Catarina (on November 12, 13 and 14, 2018 on pages 31, 34, and 35 to 36, respectively), pursuant to Article 124 of Law No. 6.404/1976.

3.            Attendance: The Meeting was opened with the attendance of shareholders representing 70.47% (seventy point forty seven percent) of the Company’s voting capital stock, in accordance with the records and signatures included in the Shareholders’ Attendance List and information included in the analytical maps prepared by the bookkeeper and the Company, pursuant to Article 21-W, Items I, II and III, of CVM Instruction No. 481/2009, thus confirming the legal quorum required to open the Shareholders’ Meeting. The following individuals attended the Meeting: Mr. Pedro Pullen Parente, Chairman of the Board of Directors and Global Chief Executive Officer of the Company, Mr. Attilio Guaspari, Chairman of the Fiscal Council of the Company and the representative of KPMG Auditores Independentes, Mr. Eduardo Nossol.

4.            Presiding Board: Pedro Pullen Parente, Chairman; Marcus de Freitas Henriques, Secretary.

5.            Agenda: (i) To review, discuss, and approve the terms and conditions of the protocol and justification of the merger of SHB Comércio e Indústria de Alimentos S.A. (“SHB”) by the Company (“Merger”) executed by the management of both the Company and SHB (“Protocol and Justification”); (ii) to ratify the appointment of KPMG Auditores Independentes (CNPJ under No. 57.755.217/0001-29) to prepare the appraisal report for SHB’s net equity, at book value (“Appraisal Report”); (iii) to approve the Appraisal Report; (iv) to approve the Merger and consequent winding-up of SHB, under the terms and conditions provided for in the Protocol and Justification; and (v) to authorize the management of the Company to perform any and all necessary acts to the Merger.

6.            Approved Resolutions:

6.1.        Initially, the shareholders attending the meeting, by unanimous vote, approved the drafting of the minutes of this Meeting in summary form, containing a transcription only of the approved resolutions, and the publication of these minutes excluding the signatures of the shareholders, pursuant to paragraphs 1 and 2 of Article 130 of Law No. 6,404/1976.

6.2.        The shareholders, by majority vote, including 554.103.899 affirmative votes, 16.043 dissenting votes and 12.766.402 abstentions, approved the Protocol and Justification, which copy is attached to the minutes of this Meeting as Schedule I.

6.3.        The shareholders, by majority vote, including 554.117.197 affirmative votes, 11.362 dissenting votes and 12.757.785 abstentions, ratified the appointment of KPMG Auditores Independentes (CNPJ under No. 57.755.217/0001-29), to prepare the Appraisal Report, for purposes of article 227 and pursuant to article 8 of Law No. 6,404/1976.

6.4.        The shareholders, by majority vote, including 554.101.948 affirmative votes, 14.607 dissenting votes and 12.769.789 abstentions, after reviewing and discussing, approved the Appraisal Report, being noted that the representative of KPMG Auditores Independentes, who was present at the Meeting, was available to provide all necessary clarifications regarding such Appraisal Report.

6.5.        The shareholders, by majority vote, including 554.103.735 affirmative votes, 15.544 dissenting votes and 12.767.065 abstentions, approved the Merger and the consequent winding-up of SHB, under the terms and conditions provided for in the Protocol and Justification.

6.5.1.    It is hereby registered that:

(i)            SHB shall be succeeded by the Company in all of its rights and obligations, pursuant to the provisions of article 227 of Law No. 6,404/76, and the shares issued by SHB will be cancelled, pursuant to paragraph 1st, of article 226, of Law No. 6,404/76, without the issuance of shares of the Company as a replacement for the shareholders rights. In view of the above, the exchange ratio and right to withdrawal are not applicable.

(ii)           The Merger will not result in an increase in the Company’s capital stock, since SHB’s net equity is already fully reflected on BRF’s net equity, as a result of the equity equivalence method.

(iii)          In accordance with CVM’s Resolution, on February 15, 2018 in the Electronic Information System (SEI) process 19957.011351/2017-21, the appraisal provided in article 264 of Law No. 6,404/1976 for purposes of the Merger, is waived, since it is a merger of a wholly owned subsidiary and there are no non-controlling shareholders in SHB, other than the Company.

6.6.        The shareholders, by majority vote, including 554.105.518 affirmative votes, 15.664 dissenting votes and 12.765.162 abstentions, authorized the management of the Company to perform any and all necessary acts to implement the Merger.

7.            Documents Filed at the Company: (i) Protocol and Justification; (ii) Appraisal Report; (iii) Call Notice; (iv) Proxies and Representation documents presented by the shareholders attending the Meeting; and (v) Voting maps prepared by the bookkeeper and the Company.

8.            Closing: With nothing further to discuss, the Meeting was adjourned and these Minutes were drafted, including a summary of the facts. Once approved, these Minutes were signed by the Board and shareholders attending the Meeting.

Itajaí, December 12, 2018.

Presiding Board:

Pedro Pullen Parente Chairman	Marcus de Freitas Henriques Secretary

Shareholders attending the Meeting:

Aberdeen Global - Emerging Markets Equity Fund; Aberdeen Global - Latin American Equity Fund; Aberdeen Global - Sri Emerging Markets Equity Fund; Aberdeen Global Brazil Equity Fund; Aberdeen Latin American Income Fund LLC; Aberdeen Standard Emerging Opportunities Fund; Abu Dhabi Retirement Pensions and Benefits Fund; Amp Capital Funds Mgmt Ltd Efm International Share Fund 10; Association D B e D R D P e P D L V M; British Coal Staff Superannuation Scheme; Bureau of Labor Funds - Labor Pension Fund; Chinatrust Coml BK Master Cust Hsbc Bric Fun; Emergence M; Forsta Ap-Fonden; Franklin Templeton Investment Funds; Hsbc Etfs Public Limited Company; Hsbc GB Investment Funds - Economic Scale Gem Equity; Jnl/Mellon Capital Emerging Markets Index Fund; Mineworkers Pension Scheme; Morgan Stanley Investment Funds Global Balanced Defensive FU; Morgan Stanley Investment Funds Global Balanced Fund; Public Employees Retirement Association of New Mex; Public Employees Retirement System of Ohio; Stichting Depositary Apg Emerging Markets Equity Pool; the Master Trust Bank of Jap Ltd. as Tr. for Mtbj400045829; the Master Trust Bank of Jap, Ltd. as Tr. for Mtbj400045828; the Master Trust Bank of Japan, Ltd. as T. for Mtbj400045835; the Master Trust Bank of Japan, Ltd. as T. for Mutb400045796; the Master Trust Bank of Japan, Ltd. as TR for Mutb400045792; the Master Trust Bank of Japan, Ltd. as Trustee for Mutb4000; Vanguard Emerging Markets Stock Index Fund; e Vanguard Esg International

[Attorney: Alves Ferreira & Mesquita Sociedade de Advogados]

BRF Previdência; e Caixa de Previd.Dos Func.Do Banco do Brasil

[Attorney: Cristiana Rebelo Wiener]

The Bank of New York ADR Department

[Attorney: Alves Ferreira & Mesquita Sociedade de Advogados]

Aberdeen Canada - Emerging Markets Fund; Aberdeen Collective Investment Trust; Aberdeen Emerging Markets Equity Fund; Aberdeen Emerging Markets Fund; Aberdeen Institutional Commingled Funds, LLC; Aberdeen Latin American Equity Fund; Advanced Series TR - Ast Blackrock GL Strategies Portfolio; Advanced Series Trust - Ast Goldman Sachs Multi-Asset Portfo; Advanced Series Trust - Ast Parametric Eme Portfolio; Adviser Managed Trust - Tactical Offensive Equity Fund; Alaska Common Trust Fund; Alaska Permanent Fund; Alliancebernstein Delaware Business Trust - A I All-C P S; Amergen Clinton Nuclear Power Plant Nonqualified Fund; American Heart Association, Inc.; Aquila Emerging Markets Fund; Arizona Psprs Trust; Barrow, Hanley, Mewhinney Strauss Emerging Markets Fund; Bellsouth Corporation Rfa Veba Trust; Beresford Funds Public Limited Company; Blackrock A. M. S. AG ON B. of I. E. M. E. I. F. (Ch); Blackrock Cdn Msci Emerging Markets Index Fund; Blackrock Global Index Funds; Blackrock Institutional Trust Company na; Blackrock Life Limited - DC Overseas Equity Fund; Bny Mellon TR Dep (Uk) Lim as T of IS em MK EQ I FD (Uk); Board of Pensions of the Evangelical Lutheran Church IN Amer; Brighthouse Funds Trust I B/Aberdeen Emer Markets Equ Portf; British Airways Pen Trustees Ltd-Main A/C; British Airways Pension Trustees Ltd. (Mpf A/C); British Columbia Investment Management Corporation; Caisse de Depot ET Placement DU Quebec; California Public Employees Retirement System; Caterpillar Inc Group Insurance P T; Caterpillar Inc Master Retirement T; Caterpillar Investment Trust; CB Investors LP - RV; Central Provident Fund Board; CF DV Emerging Markets Stock Index Fund; Chang Hwa CO Bank, Ltd IN Its C as M Cust of N B Fund; Chevron Master Pension Trust; Chevron UK Pension Plan; Cibc Emerging Markets Index Fund; Cibc Latin American Fund; Cititrust Lim as TR of Black Premier Fds- Ish Wor Equ Ind FD; City of New York Group Trust; Cmla Emerging Markets Fund; College Retirement Equities Fund; Colonial First State Investment Fund 50; Columbia em Core Ex-China ETF; Commonwealth Bank Group Super; Commonwealth Global Share Fund 22; Commonwealth Superannuation Corporation; Consulting Group Capital Mkts Funds Emer Markets Equity Fund; County Employees Annuity and Benefit FD of the Cook County; Deutsche Latin America Equity Fund; Deutsche X-Trackers Msci All World EX US Hedged Equity ETF; Devon County Council; Diversified Markets (2010) Pooled Fund Trust; Dreyfus Int F,Inc-Dreyfus em Mkt Fund; Eastspring Investments; Eaton Vance Collective Investment Tfe Ben Plans em MQ Equ FD; Eaton Vance Int (Ir) F Plc-Eaton V Int (Ir) Par em Mkt Fund; Emerging Markets Alpha Tilts Fund B; European Central Bank; Evtc Cit Fof Ebp-Evtc Parametric Sem Core Equity Fund TR; Exelon Generation Comp, LLC Tax Qualified Nuclear Decomm Par; Fidelity Salem Street T: Fidelity e M Index Fund; Fidelity Salem Street T: Fidelity G EX U.S Index Fund; Fidelity Salem Street T: Fidelity Total Inte Index Fund; Fidelity Salem Street Trust: Fidelity Flex International Ind; Fidelity Salem Street Trust: Fidelity Sai Emerging M I Fund; Fidelity Salem Street Trust: Fidelity Series G EX US I FD; Fidelity Salem Street Trust: Fidelity Zero Interna; First Trust Aberdeen Emerging Opportunity Fund; First Trust Bick Index Fund; Florida Retirement System Trust Fund; Ford Motor CO Defined Benef Master Trust; Ford Motor Company of Canada, L Pension Trust; Franklin Templeton ETF Trust - Franklin Ftse Brazi; Franklin Templeton ETF Trust - Franklin Ftse Latin; Fss Emerging Market Equity Trust; Fundamental Low V I e M Equity; Future Fund Board of Guardians; General Pension and Social Security Authority; Givi Global Equity Fund; Goldman Sachs Givi Global Equity - Growth M Tilt Portfolio; Government Employees Superannuation Board; Government of Singapore; Halliburton CO Employee Benefit Master Trust; HC Capital Trust the Emerging Markets Portfolio; Highland Collective Investment Trust; Highland Public Inflation Hedges Fund; Hsbc Emerging Markets Pooled Fund; Ibm 401 (K) Plus Plan; International Expatriate Benefit Master Trust; International Monetary Fund; Invesco Global Agriculture ETF; Invesco Msci Emerging Markets Equal Country Weight ETF; Invesco Purebetasm Ftse Emerging Markets ETF; Invesco Strategic Emerging Markets ETF; Investors Wholesale Emerging Markets Equities Trust; Irish Life Assurance Plc; Ishares (De) I Investmentaktiengesellschaft Mit TG; Ishares Core Msci Emerging Markets ETF; Ishares Core Msci Total International Stock ETF; Ishares Emerging Markets Fundamental Index ETF; Ishares II Public Limited Company; Ishares III Public Limited Company; Ishares IV Public Limited Company; Ishares Msci Acwi ETF; Ishares Msci Acwi EX U.S. ETF; Ishares Msci Brazil ETF; Ishares Msci Brazil Ucits ETF Usd (Acc); Ishares Msci Bric ETF; Ishares Msci Emerging Markets ETF; Ishares Msci Emerging Markets EX China ETF; Ishares Public Limited Company; Ishares V Public Limited Company; Ivesco Ftse Rafi Emerging Markets ETF; Japan Trustee Services Bank, Ltd. Re: Stb Daiwa e e F I M F; John Hancock Funds II International Strategic Equity Allocat; John Hancock Funds II Strategic Equity Allocation Fund; John Hancock Variable Ins Trust Intern Equity Index Trust; K Investments SH Limited; Kapitalforeningen Investin Pro, Global Equities I; Kapitalforeningen Laegernes Pensionsinvestering, Lpi Aem III; Kapitalforeningen Unipension Invest Globale Aktier IV; Kbi Global Investors (Na) Ltd Cit; Kbi Institutional Fund Icav; Lazard Asset Management LLC; Legal and General Assurance Pensions Mng Ltd; Legal General Collective Investment Trust; Legal General Global Emerging Markets Index Fund; Legal General Global Equity Index Fund; Legal General Icav; Legal General International Index Trust; Legg Mason Emerging Markets Diversified Core ETF; Leith Wheeler Emerging Markets Equity Fund; Lockheed Martin Corp Master Retirement Trust; Lvip Ssga Emerging Markets Equity Index Fund; Mackenzie Maximum Diversification Emerging Markets Index ETF; Managed Pension Funds Limited; Mercer Qif Fund Plc; Mfs Emerging Markets Equity Fund; Mfs Emerging Markets Equity Fund (Can); Mfs Emerging Markets Equity Trust; Mfs Heritage Trust Company Collective Investment Trust; Mfs Investment Funds - Emerging Markets Equity Fund; Mfs Meridian Funds - Emerging Markets Equity Fund; Mfs Meridian Funds - Latin American Equity Fund; Mfs Variable Insurance Trust II -Mfs e M Equity Portfolio; Millpencil (Us) LP; Mip Active Stock Master Portfolio; MU Aberdeen Fund, Global Emerging Markets Equity Portfolio; Municipal e Annuity A B Fund of Chicago; Nat West BK Plc as TR of ST James PL GL Equity Unit Trust; National Council for Social Security Fund; National Elevator Industry Pension Plan; Nav Canada Pension Plan; New York State Teachers Retirement System; New Zealand Superannuation Fund; Norges Bank; Northern Emerging Markets Equity Index Fund; Northern Trust Collective All Country World I (Acwi) E-U F-L; Northern Trust Collective Emerging Markets Index Fund-Lend; Northern Trust Investiment Funds Plc; Northern Trust Ucits Fgr Fund; Northwestern Mutual Series Fund, Inc.- E.M.E.P.; Ntgi QM Common Daily All Count World Exus Equ Index FD Lend; Ntgi Quantitative Management Collec Funds Trust; Ntgi-Qm Common Dac World Ex-Us Investable Mif - Lending; Ntgi-Qm Common Daily Emerging Markets Equity I F- Non L; Ontario Pension Board; Ontario Teachers Pension Plan Board; Oppenheimer Emerging Markets Revenue ETF; Oppenheimer Global Revenue ETF; Oyster Creek Nuclear Generating Station Qualified Fund; Panagora Diversified Risk Multi-Asset Fund, Ltd; Panagora Risk Parity Multi Asset Master Fund, Ltd; Parametric Emerging Markets Fund; Parametric Tax-Managed Emerging Markets Fund; Parametric Tmemc Fund, LP; People S Bank of China; Pfm Multi-Manager Series Trust - Pfm Multi-Manager; Pictet - Emerging Markets Index; Pictet CH Institucional-Emerging Markets Tracker; Pimco Equity Series: Pimco Rafi Dynamic Multi-Factor Emergin; Pimco Funds Global Investors Series Plc; Pimco Tactical Opportunities Master Fund Ltd.; Pool Reinsurance Company Limited; Powershares Ftse Rafi Emerging Markets Ucits ETF; Powershares G F Ireland P L C P Ftse Rafi All W 3000 U ETF; Public Sector Pension Investment Board; QS Investors Dbi Global Emerging Markets Equity Fund LP; Russell Investment Company II Plc; Russell Investment Company Public Limited Company; Russell Investment Management Ltd as Trustee of the Russell; Schwab Fundamental Emerg0ing Markets Large Company Index ETF; Schwab Fundamental Emerging Markets Large Company Index Fund; Scottish Widows Investment Solutions Funds Icvc- Fundamental; Southern Cal ED C N F Q C DC MT S ON P VD N G; Spartan Group Trust for Emplyee Benefit Plans: Spartan Emerg; Spdr Msci Acwi Ex-Us ETF; Spdr Msci Emerging Markets Strategicfactors ETF; Spdr SP Emerging Markets Fund; Ssga Msci Acwi Ex-Usa Index Non-Lending Daily Trust; Ssga Msci Brazil Index Non-Lending QP Common Trust Fund; Ssga Spdr Etfs Europe I Plc; ST LT Dep Scottish Widows Trks Lat Amr Fun; ST Str Msci Acwi EX

Usa Imi Screened Non-Lending Comm TR FD; ST Str Russell Rafi Global Ex-U.S Index Non Len Common TR F; State of Alaska Retirement and Benefits Plans; State of Minnesota State Employees Ret Plan; State of New Jersey Common Pension Fund D; State ST GL Adv Trust Company Inv FF Tax EX Ret Plans; State Street Emerging Markets Equity Index Fund; State Street Global Advisors Lux Sicav - S S G e M I e Fund; State Street Global Equity Ex-Us Index Portfolio; State Street Ireland Unit Trust; State Street R. F. E. M. I. Non-Lending Common T. Fund; State Street Variable Insurance Series Funds, Inc; State Super Financial Services International Equit; Stichting Blue Sky Passive Equity Emerging Markets Global FU; Stichting Pggm Depositary; Stichting Philips Pensioenfonds; Sunsuper Superannuation Fund; Teacher Retirement System of Texas; Teachers Retirement System of the State of Illinois; the Bank of New York Mellon Emp Ben Collective Invest FD Pla; the Bar em Mkts UM FD SF Bar Latin America; the Board of the Pension Protection Fund; the Board Of.A.C.E.R.S.Los Angeles,California; the Bunting Emerging Equity TE Limited Liability Company; the Bunting Family Emerging Equity Limited Liability Company; the Harborwalk Private Trust; the Hartford Global Real Asset Fund; the Master Trust Bank of Japan, Ltd. as T of Mutb300041293-S; the Master Trust BK of Jpn, Ltd. as Tomg Agriculture MF; the Monetary Authority of Singapore; the Nomura T and B CO Ltd RE I e S Index Msci e no Hed M Fun; the Northwestern Mutual Life Insurance C - Gasa FN Suba S 4; the Regents of the University of California; the Seventh Swedish National Pension Fund - Ap7 Equity Fund; the State Teachers Retirement System of Ohio; the Texas Education Agency; the United Nations Joints Staff Pension Fund; Three Mile Island Unit One Qualified Fund; Thrivent Partner Emerging Markets Equity Fund; Thrivent Partner Emerging Markets Equity Portfolio; Thrivent Partner Worldwide Allocation Fund; Thrivent Partner Worldwide Allocation Portfolio; Tiaa-Cref Funds - Tiaa-Cref Emerging Markets Equity I F; Total International EX U.S. I Master Port of Master Inv Port; Trust Custody Services Bank, Ltd. Re: Emerging e P M F; Ups Group Trust; Utah State Retirement Systems; Valic Company II - International Opportunities Fund; Vanguard Funds Public Limited Company; Vanguard Inv Funds Icvc-Vanguard Ftse Global All Cap Index F; Vanguard Investment Series Plc; Vanguard Total World Stock Index Fund, A Series of; Variable Insurance Products Fund Ii: International; Verdipapirfondet Klp Aksje Fremvoksende Markeder Indeks I; Virtus Glovista Emerging Markets ETF; Voya Emerging Markets Index Portfolio; Washington State Investment Board; Wellington Diversified Inflation Hedges Fund; Wellington Trust Company, National Association Mul; Wells Fargo BK D of T Establishing Inv F for e Benefit TR; Wells Fargo Factor Enhanced Emerging Markets Portfolio; e Wisdomtree Emerging Markets Ex-State-Owned Enterprises Fund

[Distance Voting Form received by the bookeeper]

Alex Renato de Maura Fontana; Bluefin Fundo de Investimento em Ações; Bluefin II Fip Multiestrategia; Bradesco FIA Absoluto; Bradesco FIA Equities; Bradesco FIA Ibovespa Plus; Bradesco FIA IBrX Multipatrocinado; Bradesco FIA Institucional Ibx Ativo; Bradesco FIA Master Ibovespa; Bradesco FIA Master IBrX; Bradesco FIA Master Previdência; Bradesco FIA Safe IBrX 50; Bradesco Fundo Mútuo de Privatização FGTS CL; Bradesco H FI em Ações Ibovespa; Bradesco Multiportfolio FMP - FGTS CL; Bradesco Private FIA Ibovespa Ativo; Bradesco Seguros S/A; Bradesco Vida e Previdência S/A; Bradeseg Participações S/A; Bram FIA Absoluto Institucional; Bram FIA Ibovespa Ativo; Bram FIA IBrX Ativo; Bram Fundo de Investimento em Ações; Bram Fundo de Investimento em Ações Ibovespa; Bram Fundo de Investimento em Ações Ibrx-50; Bram H FI em Ações Ibovespa Gestao; Bram H FI em Ações Passivo IBrX; Bram H FIA Institucional; Breckenridge Lane Investments, LP; Danielle Fontana D Avila Tranchesi; Denise Fontana D Avila Fontana; Diva Helena Furlan; Eduardo Fontana D Avila; Fcopel Fundo de Investimento em Ações I; Ffb 1 FIA; FIA Grumari; FIM Santa Cristina IE Crédito Privado; Fundacao Petrobras de Seguridade Social-Petros; Fundacao Sistel de Seguridade Social; Fundo de Investimento de Ações Aspen - IE; Fundo de Investimento de Ações Meaipe Ibx Ativo; Fundo de Investimento de Ações Tarpon Cfj; Fundo de Investimento em Ações Ibovespa 157; Fundo de Investimento em Ações Wpa Est IE; Gerdau Previdência Fundo de Investimento em Ações 04; Hamburgo Fundo de Investimento Multimercado Crédito Privado; ITCA Multimercado Crédito Privado - Fundo de Investimento; JGP Equity Explorer Master FIA; JGP Equity Master FIM; JGP Long Only Institucional 60 FIA; JGP Long Only Institucional FIA; JGP Long Only Master Fundo de Investimento em Ações; Leila Maria Furlan; Lucila Maria Furlan; Lucy Fontana Furlan; Luiz Fernando Furlan; Mangue Investment Fund S.C.S.; Marylebone Fund, LP; Odylla Fontana D'Avila; Osorio Henrique Furlan Junior; Ouro Branco Multimercado Crédito Privado - F de Investimento; PG Prev - Sociedade de Previdência Privada; Randonprev - Fundo de Pensao; Santa Rita Fundo de Investimento em Ações - IE; Tarpon Cshg Master FIA; Tarpon Institucional FIA; Tokenhouse Fund, LLC; TP Partners Fund, LP; e TP Partners Public Equities Fund, LP

[Distance Voting Form sent to the Company]

Schedule I – Protocol and Justification

Protocol and Justification of THE MERGER OF SHB COMÉRCIO E INDÚSTRIA DE ALIMENTOS S.A. by BRF S.A.

A.                The management of SHB COMÉRCIO E INDÚSTRIA DE ALIMENTOS S.A., a closely-held company with head office in the city of Itajaí, State of Santa Catarina, at Rua Jorge Tzachel, No. 475, 1st floor, suite 02, Zip Code (CEP) 88301-600, enrolled with CNPJ/MF under No. 26.176.436/0001-20 (“SHB”); and

B.                 The managerment of BRF S.A., a publicly-held company with head office in the city of Itajaí, State of Santa Catarina, at Rua Jorge Tzachel, No. 475, Zip Code (CEP) 88301-600, enrolled with the CNPJ/MF under No. 01.838.723/0001-27 (“BRF” and, jointly with SHB, the “Companies”).

Due to the reasons and for the purposes detailed hereinafter, the parties agree to enter into this protocol and justification of SHB’s merger into BRF (“Merger” and “Protocol and Justification”, respectively), which shall be submitted for the approval of (i) BRF, as the sole shareholder of SHB; and (ii) the shareholders of BRF, at an Extraordinary General Meeting, pursuant to the following terms and conditions:

1. Justification of the Merger.

1.1. The Merger aims at unifying and centralizing the business activities of the group BRF related to halal products business, in order to induce simplification, efficiency, and transparency of the group’s organizational structure. The Merger shall benefit the Companies and, consequently, its shareholders, taking into account the increasing costs of maintaining distinct corporate structures.

1.2. The Companies’ intention is for the Merger to be carried out so that BRF receives, by its corresponding book amounts, all SHB’s properties, rights, and obligations (including the real estate properties appointed and reproduced in the Appraisal Report defined below) considering the elements set forth in SHB’s balance sheet, prepared on September 30, 2018 (“Reference Date”).

1.3. After the Merger, BRF shall continue to be dedicated to the production and trade of general food, keeping its enrollment as a publicly-held company.

2. Merger.

2.1. BRF’s management engaged KPMG Auditores Independentes (CNPJ under No. 57.755.217/0001-29) (“Specialized Firm”) to prepare the valuation and determine the book value of SHB’s net equity to be transferred to BRF due to the Merger, whose result is the purpose of the appraisal report attached hereto as Schedule I (“Appraisal Report”).

2.1.1. The appointment of the Specialized Firm shall be submitted to the ratification by the Shareholders Meeting of BRF that will analyze this Protocol and Justification, in accordance with article 227, paragraph 1 of Law No. 6,404/76.

2.1.2. The Specialized Firm represented that (i) there is no conflict or community of interests, current of potential, with BRF, with BRF’s shareholders, or, in addition, with regards to the Merger; and (ii) BRF, its shareholders, and/or the Companies' managers did not direct, limit, cause difficulties or perform any acts that have or may have impaired the access, use, or knowledge of information, assets, documents or methodology of the work relevant to the quality of its conclusions.

2.2. The Merger will not result in an increase or reduction in BRF’s net equity or corporate capital, since all shares of SHB’s corporate capital are held by BRF, and that SHB’s net equity is already completely reflected on BRF’s net equity as a result of the equity equivalence method. Therefore, according to article 10 of the Brazilian Securities and Exchange Commission – CVM Instruction No. 565/2015 (“ICVM 565”), the obligations provided for in Chapter III of ICVM 565 are not applicable.

2.2.1. The totality of the shares representing the corporate capital of SHB, owned by BRF, will be cancelled, pursuant to article 226, paragraph 1st of Law No. 6,404/76.

2.2.2. In view of the provision above, BRF’s corporate capital will not be amended and no shares will be issued.

2.2.3. BRF’s corporate purpose will also remain the same, considering that the Companies have similar corporate purposes and since SHB does not develop any different activity from those listed in BRF’s corporate purpose. Therefore, there will be no need to amend BRF’s Bylaws.

2.3. The equity variations that follow the Reference Date shall be entered in BRF by virtue of the Merger, and the entries shall be registered in the accounting and tax books.

2.4. Furthermore, considering that BRF is the sole shareholder of SHB, there will be no dissident shareholder or right to withdrawal in view of the Merger, pursuant to article 137 of Law No. 6,404/76.

2.5. In accordance with CVM’s Resolution, on February 15, 2018 in the Electronic Information System (SEI) process 19957.011351/2017-21, the appraisal provided in article 264 of Law No. 6,404/1976 shall be dismissed, since it is a merger of a wholly-owned subsidiary and there are no non-controlling shareholders in SHB.

3. Corporate Approvals.

3.1. The consummation of the Merge shall be subject to the performance of the following acts, all interdependent:

(i)                 Extraordinary general meeting of SHB to (a) approve this Protocol and Justification; (b) approve the Merger; and (c) authorize the performance, by its management, of the acts necessary to the Merger; and

(ii)              Extraordinary general meeting of BRF to (a) approve this Protocol and Justification; (b) ratify the appointment of the Specialized Firm; (c) approve the Appraisal Report; (d) approve the Merger, with the consequent cancellation of SHB; and (e) approve the performance, by its management,  of all acts necessary to the Merger.

3

4. Miscellaneous.

4.1. The consummation of the Merger shall result in the cancellation of SHB, which shall be succeeded by BRF in all of their assets, rights, obligations, liabilities and responsibilities, pursuant to the applicable provisions of Law No. 6,404/76.

4.2. The management of BRF shall be  responsible to perform all necessary acts to implement the Merger, including to carry out the filing and publication of all acts related to the Merger and conduct the cancelation of SHB’s registrations before the federal, state, and municipal agencies, as well as the maintenance of the accounting books during the legal term.

4.3. This Protocol and Justification may only be amended through written instrument and shall be governed by the laws of the, with the waiver of any other court, regardless of being more privileged.

4.4. All documents referred to in this Protocol and Justification shall be available for BRF’s shareholders in its head office as of the date hereof and in BRF’s Investor Relations website (ri.brf-global.com), as well as in the websites of the Brazilian Securities and Exchange Commission – CVM and B3 S.A. – Brasil, Bolsa, Balcão.

IN WITNESS WHEREOF, the Companies execute this Protocol and Justification in 6 originals of identical form and content, with the same effect, in the presence of 2 witnesses identified below.

São Paulo, October 26, 2018.

(Remainder of the page intentionally left blank. Signature page below).

4

[signature page of the Protocol and Justification of the Merger of SHB Comércio e Indústria de Alimentos S.A. by BRF S.A.] Management of SHB Comércio e Indústria de Alimentos S.A.
___________________________________ Vinicius Guimarães Barbosa Chief Executive Officer	___________________________________ Elcio Mitsuhiro Ito Officer
___________________________________ Marcelo Schmeider Officer
Management of BRF S.A.
___________________________________ Pedro Pullen Parente Global Chief Executive Officer and Chairman of the Board of Directors	___________________________________ Vinícius Guimarães Barbosa Officer
___________________________________ Lorival Nogueira Luz Junior Officer	___________________________________ Elcio Mitsuhiro Ito Chief Financial Officer and Investor Relations Officer
___________________________________ Francisco Petros Oliveira Lima Papathanasiadis Member of the Board of Directors	___________________________________ Luiz Fernando Furlan Member of the Board of Directors

5

[signature page of the Protocol and Justification of the Merger of SHB Comércio e Indústria de Alimentos S.A by BRF S.A.]

___________________________________ Flávia Buarque de Almeida Member of the Board of Directors	___________________________________ Augusto Marques da Cruz Filho Vice-Chairman of the Board of Directors
___________________________________ Dan Ioschpe Member of the Board of Directors	___________________________________ Walter Malieni Júnior Member of the Board of Directors
___________________________________ José Luiz Osório de Almeida Filho Member of the Board of Directors	___________________________________ Roberto Antônio Mendes Member of the Board of Directors
___________________________________ Roberto Rodrigues Member of the Board of Directors
Witnesses:

1. ___________________________________ Name: RG (ID): Individual Taxpayer’s Enrollment Number (CPF):	2. ___________________________________ Name: RG (ID): Individual Taxpayer’s Enrollment Number (CPF):

6

SCHEDULE I

APPRAISAL REPORT